                                                                   Exhibit 99.21

The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.

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[LOGO OF RBS GREENWICH CAPITAL]
EQUITY ONE - POPULAR 2005-2

                                                                  (%) OF
                                                               AGGREGATE                                        WGT
                             # OF                        AVG   PRINCIPAL                  WGT AVG   WGT AVG     AVG
BUCKET                      LOANS          BALANCE   BALANCE     BALANCE      WAC   WAM      FICO       LTV    CLTV
-------------------------   -----   --------------   -------   ---------    -----   ---   -------   -------   -----
TOTAL                       3,285   530,275,523.99   161,423      100.00%   6.954   343       641     84.08
FICO <600                     704   108,143,477.72   153,613       20.39%   7.204   348       575     79.81
FICO 600-619                  392    58,735,598.20   149,836       11.08%   7.000   345       610     82.75
FICO 620-639                  612    95,745,428.38   156,447       18.06%   7.006   342       629     84.30
FICO 640-659                  545    86,445,543.03   158,616       16.30%   6.877   344       650     86.15

LTV 080.00                    624   101,176,238.47   162,141       19.08%   6.761   349       648     80.00
LTV 080.01-085.00             437    74,400,856.51   170,254       14.03%   6.912   344       636     83.99
LTV 085.01-090.00             637   103,007,672.69   161,707       19.43%   6.981   348       633     89.34
LTV 090.01-095.00             269    45,808,913.31   170,293        8.64%   7.011   347       644     94.03
LTV 095.01-100.00             559    80,960,858.12   144,832       15.27%   7.189   343       667     99.71

Cash Out                    2,534   415,207,338.94   163,855       78.30%   6.928   344       638     83.96

Investment & 2nd Home         242    41,119,780.96   169,916        7.75%   7.368   314       667     76.97

                                                 WGT
                                                 AVG
                                           %    DEBT           % OF 2ND
BUCKET                      % FULL   PRIMARY    % SF   RATIO       LIEN
-------------------------   ------   -------   -----   -----   --------
TOTAL                        75.89     92.25   85.91   39.26      2.782
FICO <600                    88.46     95.94   90.88   39.19      1.615
FICO 600-619                 83.14     95.49   87.21   39.08      2.502
FICO 620-639                 76.07     91.46   88.28   40.01      4.429
FICO 640-659                 68.42     94.07   88.84   40.39      3.828

LTV 080.00                   65.06     92.01   84.74   39.74      0.507
LTV 080.01-085.00            73.79     89.17   82.13   37.90      2.090
LTV 085.01-090.00            74.38     97.68   89.12   40.73      1.605
LTV 090.01-095.00            93.20     98.63   92.76   40.28      2.003
LTV 095.01-100.00            93.97     98.86   95.61   41.58      6.106

Cash Out                     75.88     95.37   88.38   40.17      2.867

Investment & 2nd Home        69.90      0.00   37.22   21.46      1.474